Exhibit 99.1

The following certification accompanies the issuer’s Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

ANSWERTHINK, INC

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Answerthink, Inc. (the “Company”) on Form 10-Q for the period ending April 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ted A. Fernandez, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ TED A. FERNANDEZ
Ted A. Fernandez Chairman of the Board and Chief Executive Officer May 16, 2003

A signed original of this statement required by Section 906 has been provided to Answerthink, Inc. and will be retained by Answerthink, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.